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                                                                    Exhibit 10.4

                               SECOND AMENDMENT TO

                    EMPLOYMENT AGREEMENT OF DOUGLAS W. KOHRS

            This Amendment is made and entered into effective as of January 23, 2002, between American Medical Systems, Inc., a Delaware corporation (the "Company"), and Douglas W. Kohrs (the "Executive").

                                 R E C I T A L S

            WHEREAS, The Company and the Executive are parties to an Employment Agreement, dated as of April 23, 1999, as amended on April 17, 2000 (as so amended, the "Employment Agreement");

            WHEREAS, the parties hereto have agreed to amend the Employment Agreement as set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

            A. EMPLOYMENT AGREEMENT AMENDMENTS

            1. The definition of "Change of Control" in Section 6(f) of the Employment Agreement is amended, effective as of April 17, 2000, to the extent necessary to provide that all references therein to the Company shall be deemed to be references to American Medical Systems Holdings, Inc., the parent corporation of the Company. The Executive acknowledges and agrees that no Change of Control has occurred prior to the date hereof.

            2. Section 6(f) of the Employment Agreement is amended to the extent necessary to clarify that in the event of a Change of Control, all unvested shares that are subject to the Option shall become immediately vested and exercisable as set forth in Section 2 of the Stock Option Agreement attached as Exhibit B to the Employment Agreement, whether or not the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason during the 12-month period immediately following a Change of Control.
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            3. A new Section 6(g) shall be added to the Employment Agreement immediately following the existing Section 6(h), which shall read as follows:

            (g) Gross-Up Payment. If the Executive becomes entitled to payments and benefits following a Change in Control under Section 6(f) or the vesting of any stock options held by the Executive accelerate following a Change in Control pursuant to any stock option Agreement between the Company and the Executive, whether entered into on or after the date hereof, the Company will cause its independent auditors promptly to review, at the Company's sole expense, the applicability of Code Section 4999 to any payment or distribution of any type by the Company to or for the Executive's benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, any stock option agreement or otherwise (the "Total Payments"). If the auditor determines that the Total Payments result in an excise tax imposed by Code Section 4999 or any comparable state or local law, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), the Company will make an additional cash payment (a "Gross-Up Payment") to the Executive within 10 days after such determination equal to an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, the Executive's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. If no determination by the Company's auditors is made prior to the time the Executive is required to file a tax return reflecting the Total Payments, the Executive will be entitled to receive from the Company a Gross-Up Payment calculated on the basis of the Excise Tax the Executive reported in such tax return, within 10 days after the later of the date on which the Executive files such tax return or the date on which the


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      Executive provides a copy thereof to the Company. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by the Company's independent auditors or reflected in the Executive's tax return pursuant to this
      Section 6(g), the Executive will be entitled to receive from the Company the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority within 10 days after the Executive notifies the Company of such determination.

            4. The existing Section 6(g) shall be renumbered Section 6(h) and shall be amended in its entirety to read as follows:

            (h) Survival of Operative Sections. Upon any termination of the Executive's employment, the provisions of Sections 6(e), 6(f), 6(g) and 7 through 18 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

            B. MISCELLANEOUS

            1. No Mitigation. The Executive will not be required to mitigate the amount of any benefits the Company becomes obligated to provide to the Executive under Section 6(f) or 6(g) of the Employment Agreement, as amended hereby, by seeking other employment or otherwise. The benefits to be provided to the Executive under Section 6(f) or 6(g) of the Employment Agreement, as amended hereby, may not be reduced, offset or subject to recovery by the Company by any benefits the Executive may receive from other employment or otherwise.

            2. No Setoff. The Company has no right to setoff benefits owed to the Executive under Section 6(f) or 6(g) of the Employment Agreement, as amended hereby, against amounts owed or claimed to be owed by the Executive to the Company under the Employment Agreement or otherwise.

            3. Disputes. If the Executive so elects, any dispute, controversy or claim arising under Section 6(f) or 6(g) of the Employment Agreement, as amended hereby, will be settled exclusively by binding arbitration administered by the American Arbitration Association in Minneapolis, Minnesota in accordance with the Commercial Arbitration Rules of the American Arbitration


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Association then in effect; provided that the Executive may seek specific performance of the Executive's right to receive benefits during the pendency of any dispute or controversy arising under Section 6(f) or 6(g) of the Employment Agreement, as amended hereby. Judgment may be entered on the arbitrator's award in any court having jurisdiction. If any dispute, controversy or claim for damages arising under Section 6(f) or 6(g) of the Employment Agreement, as amended hereby, is settled by arbitration, the Company will pay, or if elected by the Executive, reimburse, all fees, costs and expenses incurred by the Executive related to such arbitration unless the arbitrators decide that the Executive's claim was frivolous or advanced by the Executive in bad faith. If the Executive does not elect arbitration for any dispute, controversy or claim arising under Section 6(f) or 6(g) of the Employment Agreement, as amended hereby, the Executive may pursue all available legal remedies. The Company will pay, or if elected by the Executive, reimburse the Executive for, all fees, costs and expenses incurred by the Executive in connection with any actual, threatened or contemplated litigation relating to Section 6(f) or 6(g) of the Employment Agreement, as amended hereby, to which the Executive is or reasonably expects to become a party, whether or not initiated by the Executive, if the Executive is successful in recovering any benefit under Section 6(f) or 6(g) of the Employment Agreement, as amended hereby, as a result of such action. The Company will not assert in any dispute or controversy with the Executive arising under Section 6(f) or 6(g) of the Employment Agreement, as amended hereby, the Executive's failure to exhaust administrative remedies.

            4. Governing Law. This Amendment and the amendment to the Employment Agreement, dated April 17, 2000, shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State.

            5. No Other Amendment. Except as set forth herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

            6. Definitions. All capitalized terms that are not defined herein shall be as defined in the Employment Agreement.


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            7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

            8. Survival. Upon any termination of the Executive's employment, the provisions of subsections 1 through 8 of Section B of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                         AMERICAN MEDICAL SYSTEMS, INC.


                                         By: /s/ Janet L. Dick
                                             -----------------------------------
                                         Name: Janet L. Dick
                                               ---------------------------------
                                         Title: Vice President, Human Resources
                                                --------------------------------


                                         DOUGLAS W. KOHRS


                                         By: /s/ Douglas W. Kohrs
                                             -----------------------------------


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